Exhibit 99.1

Equity Residential Reports Third Quarter 2009 Results

CHICAGO--(BUSINESS WIRE)--October 28, 2009--Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2009. All per share results are reported on a fully-diluted basis.

“We have spent the year focused on the basics - keeping our customers satisfied and maintaining the quality of our assets while controlling our expenses. As a result of these efforts, our third quarter performance was better than anticipated and we expect to deliver same store operating results for the year that are very much in line with our expectations at the beginning of the year,” said David J. Neithercut, Equity Residential’s President and CEO. “Many thanks go to our colleagues across the enterprise for delivering these results despite very tough conditions.”

Third Quarter 2009

For the third quarter of 2009, the company reported earnings per share of $0.48 compared to earnings of $0.63 per share in the third quarter of 2008. The difference is primarily due to lower gains from property sales in 2009 and lower property net operating income (NOI).

FFO (Funds from Operations) for the quarter ended September 30, 2009 was $0.53 per share compared to $0.64 per share in the same period of 2008. The difference is primarily due to:

  the negative impact of approximately $0.06 per share from lower NOI from the company’s same store portfolio; and
  the negative impact of approximately $0.05 per share from dilution from the company’s 2008 and 2009 transaction activity.

Nine Months Ended September 30, 2009

For the nine months ended September 30, 2009, the company reported earnings of $1.12 per share compared to $1.59 per share in the same period of 2008.

FFO for the nine months ended September 30, 2009 was $1.69 per share compared to $1.86 per share in the same period of 2008.

Same Store Results

On a same store third quarter to third quarter comparison, which includes 119,121 apartment units, revenues decreased 3.9%, expenses decreased 0.6% and NOI decreased 5.8%. The revenue decrease was due to a 3.2% decrease in average rental rates and a 0.7% decrease in occupancy to 93.7%.

On a same store nine-month to nine-month comparison, which includes 115,832 apartment units, revenues decreased 2.3%, expenses increased 0.5% and NOI decreased 3.9%.

Acquisitions/Dispositions

During the third quarter of 2009, the company sold 24 consolidated properties, consisting of 4,620 apartment units, for an aggregate sale price of $381.1 million at an average capitalization (cap) rate of 7.7% generating an unlevered internal rate of return (IRR) of 9.5%.

During the first nine months of 2009, the company sold 47 consolidated properties, consisting of 8,819 apartment units, for an aggregate sale price of $734.5 million at an average cap rate of 7.5% generating an unlevered IRR of 9.8%.

“We continue to execute our portfolio transformation strategy, achieving good prices for non-core assets that we are selling in secondary markets and, as a result, have increased our dispositions guidance for the year to $900 million. The proceeds from these asset sales, combined with $1.36 billion of availability under our revolving credit facility and our access to the capital markets, strongly position us to take advantage of any future opportunities to add high quality properties to our portfolio,” said Mr. Neithercut.

At-The-Market Share Offering Program

On September 29, 2009, the company announced the creation of an At-The-Market (ATM) share offering program which would allow the company to sell up to 17 million common shares from time to time. To date, the company has not issued any shares through this program.

Fourth Quarter 2009 Guidance

The company has established an FFO guidance range of $0.49 to $0.53 per share for the fourth quarter of 2009. The difference between the company’s actual third quarter FFO of $0.53 per share and the midpoint of the range for the fourth quarter is primarily due to lower total property NOI expected in the fourth quarter of 2009 as compared to the third quarter of 2009.

Full Year 2009 Guidance

The company has revised its guidance for its full year 2009 same store operating performance, funds from operations and transaction activities as well as other items listed on page 25 of this release. The changes to the full year same store and FFO guidance are listed below:

	Previous	Revised
Same store:
Revenue change	(3.5%) to (3.0%)	(3.0%)
Expense change	1.25% to 1.75%	0.5%
NOI change	(6.5%) to (5.5%)	(5.0%)

FFO per share	$2.10 to $2.20	$2.18 to $2.22

The difference between the midpoint of the range of the company’s previous guidance and the midpoint of the revised range is primarily due to higher than previously expected property NOI.

Fourth Quarter 2009 Conference Call

Equity Residential expects to announce fourth quarter 2009 results on Wednesday, February 3, 2010 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, February 4, 2010.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 501 properties located in 23 states and the District of Columbia, consisting of 138,887 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2009 will take place tomorrow, Thursday, October 29, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2009	2008	2009	2008
REVENUES
Rental income	$ 1,471,383	$ 1,485,814	$ 490,104	$ 508,619
Fee and asset management	7,928	7,397	2,653	2,387

Total revenues	1,479,311	1,493,211	492,757	511,006

EXPENSES
Property and maintenance	374,067	389,042	125,904	134,658
Real estate taxes and insurance	161,777	153,317	55,743	52,039
Property management	56,457	59,587	18,725	18,920
Fee and asset management	5,916	6,154	1,931	1,983
Depreciation	438,726	417,662	147,477	145,382
General and administrative	30,476	34,040	9,881	9,849
Impairment	11,124	-	-	-

Total expenses	1,078,543	1,059,802	359,661	362,831

Operating income	400,768	433,409	133,096	148,175

Interest and other income	15,854	11,038	3,215	2,871
Other expenses	(2,228)	(2,886)	(1,922)	(2,106)
Interest:
Expense incurred, net	(361,085)	(361,125)	(121,520)	(122,345)
Amortization of deferred financing costs	(9,614)	(6,748)	(3,394)	(2,410)

Income before income and other taxes, (loss) income
from investments in unconsolidated entities, net
gain on sales of unconsolidated entities and land
parcels and discontinued operations	43,695	73,688	9,475	24,185
Income and other tax (expense) benefit	(2,846)	(5,937)	(459)	(1,317)
(Loss) income from investments in unconsolidated entities	(2,372)	60	(151)	250
Net gain on sales of unconsolidated entities	6,718	-	3,959	-
Net gain on sales of land parcels	-	2,976	-	2,976
Income from continuing operations	45,195	70,787	12,824	26,094
Discontinued operations, net	289,523	403,859	130,541	161,031
Net income	334,718	474,646	143,365	187,125
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(18,119)	(28,622)	(7,699)	(11,141)
Preference Interests and Units	(9)	(11)	(2)	(4)
Partially Owned Properties	391	(1,765)	317	(106)
Net income attributable to controlling interests	316,981	444,248	135,981	175,874
Preferred distributions	(10,859)	(10,887)	(3,619)	(3,628)
Net income available to Common Shares	$ 306,122	$ 433,361	$ 132,362	$ 172,246

Earnings per share – basic:
Income from continuing operations available to Common Shares	$ 0.12	$ 0.20	$ 0.03	$ 0.08
Net income available to Common Shares	$ 1.12	$ 1.61	$ 0.48	$ 0.64
Weighted average Common Shares outstanding	272,966	269,582	273,658	270,345

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$ 0.12	$ 0.20	$ 0.03	$ 0.08
Net income available to Common Shares	$ 1.12	$ 1.59	$ 0.48	$ 0.63
Weighted average Common Shares outstanding	289,518	290,267	290,215	290,795

Distributions declared per Common Share outstanding	$ 1.3025	$ 1.4475	$ 0.3375	$ 0.4825

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2009 (3)	2008 (3)	2009 (3)	2008 (3)

Net income	$ 334,718	$ 474,646	$ 143,365	$ 187,125
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	(9)	(11)	(2)	(4)
Partially Owned Properties	391	(1,765)	317	(106)
Depreciation	438,726	417,662	147,477	145,382
Depreciation – Non-real estate additions	(5,569)	(6,057)	(1,777)	(1,976)
Depreciation – Partially Owned and Unconsolidated Properties	656	3,103	225	1,063
Net (gain) on sales of unconsolidated entities	(6,718)	-	(3,959)	-
Discontinued operations:
Depreciation	12,761	30,274	2,175	8,380
Net gain on sales of discontinued operations	(274,933)	(365,052)	(129,135)	(150,255)
Net incremental (loss) gain on sales of condominium units	(450)	(2,643)	(785)	447

FFO (1) (2)	499,573	550,157	157,901	190,056
Preferred distributions	(10,859)	(10,887)	(3,619)	(3,628)

FFO available to Common Shares and Units – basic (1) (2)	$ 488,714	$ 539,270	$ 154,282	$ 186,428

FFO available to Common Shares and Units – diluted (1) (2)	$ 489,183	$ 539,773	$ 154,436	$ 186,590

FFO per share and Unit – basic	$ 1.69	$ 1.88	$ 0.53	$ 0.65

FFO per share and Unit – diluted	$ 1.69	$ 1.86	$ 0.53	$ 0.64

Weighted average Common Shares and
Units outstanding – basic	288,990	287,422	289,263	287,744

Weighted average Common Shares and
Units outstanding – diluted	289,922	290,699	290,616	291,215
(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.  FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)

Effective January 1, 2009, companies are required to retrospectively expense certain implied costs of the option value related to convertible debt.  As a result, net income, FFO and FFO available to Common Shares and Units – basic and diluted have all been reduced by approximately $7.2 million and $7.6 million for the nine months ended September 30, 2009 and 2008, respectively, and by approximately $2.2 million and $2.6 million for the quarters ended September 30, 2009 and 2008, respectively.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Investment in real estate
Land	$ 3,629,701	$ 3,671,299
Depreciable property	13,755,610	13,908,594
Projects under development	753,831	855,473
Land held for development	239,158	254,873
Investment in real estate	18,378,300	18,690,239
Accumulated depreciation	(3,785,198)	(3,561,300)
Investment in real estate, net	14,593,102	15,128,939

Cash and cash equivalents	637,588	890,794
Investments in unconsolidated entities	4,616	5,795
Deposits – restricted	360,022	152,732
Escrow deposits – mortgage	18,954	19,729
Deferred financing costs, net	50,438	53,817
Other assets	126,676	283,304
Total assets	$ 15,791,396	$ 16,535,110

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$ 4,885,560	$ 5,036,930
Notes, net	4,949,560	5,447,012
Lines of credit	-	-
Accounts payable and accrued expenses	131,730	108,463
Accrued interest payable	72,970	113,846
Other liabilities	264,221	289,562
Security deposits	60,517	64,355
Distributions payable	100,230	141,843
Total liabilities	10,464,788	11,202,011

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	236,333	264,394

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,950,925 shares issued
and outstanding as of September 30, 2009 and 1,951,475
shares issued and outstanding as of December 31, 2008	208,773	208,786
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 276,147,420 shares issued
and outstanding as of September 30, 2009 and 272,786,760
shares issued and outstanding as of December 31, 2008	2,761	2,728
Paid in capital	4,364,503	4,273,489
Retained earnings	405,250	456,152
Accumulated other comprehensive loss	(21,636)	(35,799)
Total shareholders' equity	4,959,651	4,905,356
Noncontrolling Interests:
Operating Partnership	118,332	137,645
Preference Interests and Units	-	184
Partially Owned Properties	12,292	25,520
Total Noncontrolling Interests	130,624	163,349
Total equity	5,090,275	5,068,705
Total liabilities and equity	$ 15,791,396	$ 16,535,110

Equity Residential
Portfolio Summary
As of September 30, 2009

					% of 2009	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	23	6,410	4.6%	10.4%	$ 2,575
2	DC Northern Virginia	26	8,781	6.3%	9.2%	1,631
3	South Florida	39	12,897	9.3%	8.8%	1,263
4	Los Angeles	36	7,463	5.4%	8.1%	1,699
5	Seattle/Tacoma	46	10,545	7.6%	7.4%	1,289
6	Boston	36	6,503	4.7%	6.8%	1,999
7	San Francisco Bay Area	34	6,731	4.8%	6.8%	1,641
8	Phoenix	41	11,769	8.5%	5.6%	858
9	Denver	23	7,963	5.7%	5.0%	1,015
10	San Diego	14	4,491	3.2%	4.6%	1,631
11	Orlando	26	8,042	5.8%	4.4%	971
12	Inland Empire, CA	14	4,519	3.3%	3.7%	1,316
13	Suburban Maryland	22	6,084	4.4%	3.6%	1,210
14	Atlanta	24	7,621	5.5%	3.5%	921
15	Orange County, CA	10	3,307	2.4%	3.4%	1,535
16	New England (excluding Boston)	19	3,477	2.5%	1.9%	1,121
17	Portland, OR	10	3,417	2.5%	1.8%	970
18	Jacksonville	12	3,951	2.8%	1.7%	869
19	Tampa	10	3,158	2.3%	1.3%	895
20	Raleigh/Durham	10	2,524	1.8%	1.0%	761

	Top 20 Total	475	129,653	93.4%	99.0%	1,324

21	Central Valley, CA	5	804	0.6%	0.4%	987
22	Dallas/Ft. Worth	5	1,081	0.8%	0.1%	738
23	Other EQR	12	2,739	1.9%	0.5%	888

	Total	497	134,277	96.7%	100.0%	1,309

	Condominium Conversion	2	15	-	-	-
	Military Housing	2	4,595	3.3%	-	-

	Grand Total	501	138,887	100.0%	100.0%	$ 1,309
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of September 2009.

Equity Residential

Portfolio as of September 30, 2009

		Properties	Units

	Wholly Owned Properties	436	120,378
	Partially Owned Properties:
	Consolidated	26	5,126
	Unconsolidated	37	8,788
	Military Housing (Fee Managed)	2	4,595

		501	138,887

Portfolio Rollforward Q3 2009
($ in thousands)

			Purchase/
	Properties	Units	(Sale) Price	Cap Rate

6/30/2009	526	143,856

Acquisitions:
Rental Properties (1)	-	-	-	-
Dispositions:
Rental Properties:
Consolidated	(24)	(4,620)	$ (381,119)	7.7%
Unconsolidated (1) (2)	(2)	(516)	$ (37,000)	7.3%
Condominium Conversion Properties	-	(27)	$ (5,117)
Completed Developments	1	163
Configuration Changes	-	31

9/30/2009	501	138,887

Portfolio Rollforward 2009
($ in thousands)

			Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2008	548	147,244

Acquisitions:
Rental Properties (1)	-	-	-	-
Dispositions:
Rental Properties:
Consolidated	(47)	(8,819)	$ (734,509)	7.5%
Unconsolidated (1) (2)	(3)	(732)	$ (57,700)	7.5%
Condominium Conversion Properties	(1)	(50)	$ (9,786)
Completed Developments	4	1,362
Configuration Changes	-	(118)

9/30/2009	501	138,887
(1)	Both the acquisition and disposition amounts do not include the Company's buyout of its partner's interest in one previously unconsolidated property. See the Partially Owned Entities schedule for additional discussion.

(2)	EQR owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price.

Equity Residential

Third Quarter 2009 vs. Third Quarter 2008
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 119,121 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2009	$ 449,889	$ 170,616	$ 279,273	$ 1,345	93.7%	18.4%
Q3 2008	$ 468,168	$ 171,560	$ 296,608	$ 1,390	94.4%	18.6%

Change	$ (18,279)	$ (944)	$ (17,335)	$ (45)	(0.7%)	(0.2%)

Change	(3.9%)	(0.6%)	(5.8%)	(3.2%)

Third Quarter 2009 vs. Second Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 121,593 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2009	$ 460,738	$ 174,937	$ 285,801	$ 1,350	93.7%	18.4%
Q2 2009	$ 465,543	$ 172,152	$ 293,391	$ 1,365	93.6%	15.1%

Change	$ (4,805)	$ 2,785	$ (7,590)	$ (15)	0.1%	3.3%

Change	(1.0%)	1.6%	(2.6%)	(1.1%)

September YTD 2009 vs. September YTD 2008
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 115,832 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2009	$ 1,320,158	$ 496,499	$ 823,659	$ 1,353	93.7%	46.9%
YTD 2008	$ 1,350,698	$ 493,958	$ 856,740	$ 1,373	94.5%	48.3%

Change	$ (30,540)	$ 2,541	$ (33,081)	$ (20)	(0.8%)	(1.4%)

Change	(2.3%)	0.5%	(3.9%)	(1.5%)
(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Third Quarter 2009 vs. Third Quarter 2008
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q3 2009	Q3 2009	Q3 2009
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.2%	$ 2,599	95.3%	(7.4%)	6.3%	(14.3%)	(7.0%)	(0.4%)
2	DC Northern Virginia	8,781	9.9%	1,641	95.0%	(1.2%)	1.4%	(2.4%)	(0.6%)	(0.6%)
3	South Florida	12,465	9.2%	1,282	93.1%	(1.8%)	1.9%	(4.4%)	(1.8%)	(0.1%)
4	Los Angeles	7,064	7.8%	1,715	93.3%	(5.2%)	(1.9%)	(6.9%)	(4.4%)	(0.7%)
5	Boston	5,609	7.1%	1,920	95.6%	1.1%	(2.8%)	3.4%	1.3%	(0.2%)
6	Seattle/Tacoma	8,115	6.6%	1,356	91.2%	(9.2%)	0.3%	(14.3%)	(5.6%)	(3.6%)
7	San Francisco Bay Area	6,200	6.6%	1,661	93.3%	(4.7%)	(0.2%)	(7.0%)	(2.9%)	(1.8%)
8	Phoenix	10,646	5.1%	862	91.2%	(8.2%)	(0.7%)	(13.1%)	(6.4%)	(1.8%)
9	San Diego	4,491	5.1%	1,639	94.7%	(1.1%)	(4.8%)	0.7%	(1.2%)	0.0%
10	Denver	7,416	4.9%	1,019	94.1%	(3.4%)	(0.3%)	(5.0%)	(2.6%)	(0.7%)
11	Orlando	7,525	4.4%	982	93.9%	(4.6%)	(3.0%)	(5.6%)	(4.9%)	0.3%
12	Inland Empire, CA	4,219	3.7%	1,331	94.7%	(2.3%)	(6.7%)	0.1%	(3.6%)	1.2%
13	Atlanta	6,443	3.5%	964	94.8%	(4.9%)	(1.2%)	(7.7%)	(4.8%)	(0.1%)
14	Orange County, CA	3,175	3.4%	1,555	93.9%	(5.0%)	(2.8%)	(5.9%)	(4.5%)	(0.5%)
15	Suburban Maryland	4,263	3.3%	1,201	95.0%	0.8%	(3.1%)	3.1%	(0.1%)	0.8%
16	New England (excluding Boston)	3,477	2.1%	1,123	94.1%	(1.1%)	0.0%	(2.0%)	(0.8%)	(0.3%)
17	Jacksonville	3,711	2.0%	883	93.6%	(3.5%)	(9.6%)	0.8%	(3.2%)	(0.4%)
18	Portland, OR	3,113	1.9%	989	93.7%	(1.9%)	1.6%	(4.1%)	(0.8%)	(1.1%)
19	Tampa	2,598	1.4%	932	94.1%	(3.3%)	(6.4%)	(0.9%)	(3.6%)	0.3%
20	Raleigh/Durham	2,132	1.0%	793	93.0%	(3.7%)	(0.3%)	(6.1%)	(1.7%)	(1.9%)

	Top 20 Markets	117,689	99.2%	1,350	93.7%	(3.9%)	(0.6%)	(5.8%)	(3.2%)	(0.7%)
	All Other Markets	1,432	0.8%	943	95.0%	(4.0%)	0.7%	(6.8%)	(4.5%)	0.6%

	Total	119,121	100.0%	$ 1,345	93.7%	(3.9%)	(0.6%)	(5.8%)	(3.2%)	(0.7%)
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Third Quarter 2009 vs. Second Quarter 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q3 2009	Q3 2009	Q3 2009
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	9.9%	$ 2,599	95.3%	(2.4%)	0.9%	(4.4%)	(3.0%)	0.6%
2	DC Northern Virginia	8,781	9.7%	1,641	95.0%	0.7%	1.0%	0.6%	0.0%	0.7%
3	South Florida	12,465	8.9%	1,282	93.1%	(0.4%)	3.0%	(2.8%)	0.0%	(0.4%)
4	Los Angeles	7,099	7.7%	1,720	93.3%	(0.9%)	5.1%	(3.9%)	(1.3%)	0.5%
5	Boston	6,021	7.6%	1,989	95.7%	(0.2%)	(1.9%)	0.8%	(0.9%)	0.6%
6	San Francisco Bay Area	6,567	6.8%	1,657	93.1%	(1.6%)	1.0%	(3.0%)	(1.8%)	0.2%
7	Seattle/Tacoma	8,473	6.7%	1,352	91.2%	(3.3%)	2.1%	(6.4%)	(1.8%)	(1.4%)
8	Denver	7,755	5.1%	1,031	94.1%	(0.2%)	7.8%	(4.2%)	(0.6%)	0.4%
9	Phoenix	10,646	5.0%	862	91.2%	(3.1%)	6.2%	(9.1%)	(1.5%)	(1.5%)
10	San Diego	4,491	4.9%	1,639	94.7%	0.6%	1.5%	0.1%	(0.4%)	0.9%
11	Orlando	7,690	4.4%	985	93.9%	(0.6%)	0.5%	(1.3%)	(1.7%)	1.1%
12	Suburban Maryland	5,059	3.9%	1,192	94.9%	(1.0%)	(4.2%)	0.9%	(1.5%)	0.4%
13	Inland Empire, CA	4,219	3.7%	1,331	94.7%	(0.2%)	3.3%	(2.0%)	(0.7%)	0.5%
14	Atlanta	6,443	3.4%	964	94.8%	(2.0%)	1.9%	(5.0%)	(2.8%)	0.8%
15	Orange County, CA	3,175	3.3%	1,555	93.9%	(1.4%)	3.0%	(3.4%)	(1.5%)	0.0%
16	New England (excluding Boston)	3,477	2.1%	1,123	94.1%	(0.2%)	(2.0%)	1.3%	(0.3%)	0.1%
17	Jacksonville	3,711	2.0%	883	93.6%	(0.6%)	(8.5%)	5.1%	(0.8%)	0.2%
18	Portland, OR	3,113	1.8%	989	93.7%	(0.1%)	2.3%	(1.7%)	(0.1%)	0.0%
19	Tampa	2,598	1.4%	932	94.1%	(0.8%)	(4.7%)	2.2%	(1.0%)	0.1%
20	Raleigh/Durham	2,132	0.9%	793	93.0%	(0.6%)	7.7%	(6.1%)	0.4%	(0.9%)

	Top 20 Markets	120,161	99.2%	1,355	93.7%	(1.0%)	1.6%	(2.6%)	(1.1%)	0.1%
	All Other Markets	1,432	0.8%	943	95.0%	(0.7%)	3.3%	(3.2%)	(0.6%)	(0.1%)

	Total	121,593	100.0%	$ 1,350	93.7%	(1.0%)	1.6%	(2.6%)	(1.1%)	0.1%
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
September YTD 2009 vs. September YTD 2008
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			Sept. YTD 09	Sept. YTD 09	Sept. YTD 09
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.6%	$ 2,666	94.6%	(3.4%)	4.6%	(7.8%)	(3.4%)	0.0%
2	South Florida	11,761	8.8%	1,282	93.3%	(2.2%)	1.6%	(4.8%)	(1.8%)	(0.4%)
3	DC Northern Virginia	7,661	8.8%	1,655	94.6%	(0.8%)	1.7%	(2.0%)	0.2%	(1.1%)
4	Los Angeles	6,485	7.6%	1,722	93.3%	(2.9%)	(1.2%)	(3.8%)	(2.0%)	(0.8%)
5	Seattle/Tacoma	8,115	7.0%	1,372	92.3%	(4.1%)	1.4%	(7.1%)	(1.7%)	(2.3%)
6	Boston	5,609	7.0%	1,929	95.0%	1.1%	(1.3%)	2.5%	2.0%	(0.9%)
7	San Francisco Bay Area	6,200	6.9%	1,690	93.3%	(1.2%)	0.1%	(1.9%)	1.1%	(2.2%)
8	Phoenix	10,238	5.4%	873	92.6%	(7.2%)	0.0%	(11.6%)	(5.7%)	(1.5%)
9	Denver	7,416	5.1%	1,023	93.8%	(1.1%)	(1.4%)	(1.0%)	0.0%	(1.1%)
10	San Diego	4,491	5.1%	1,645	93.9%	0.1%	(1.6%)	1.0%	0.5%	(0.3%)
11	Orlando	7,525	4.5%	995	93.2%	(4.5%)	(1.3%)	(6.5%)	(4.0%)	(0.4%)
12	Inland Empire, CA	4,219	3.8%	1,341	94.4%	(1.7%)	(2.5%)	(1.3%)	(2.3%)	0.6%
13	Atlanta	6,443	3.7%	987	94.1%	(2.7%)	1.3%	(5.7%)	(1.9%)	(0.8%)
14	Orange County, CA	3,175	3.6%	1,576	94.0%	(2.4%)	(1.8%)	(2.7%)	(2.1%)	(0.3%)
15	Suburban Maryland	3,785	2.8%	1,165	94.3%	1.6%	1.3%	1.8%	1.7%	0.0%
16	New England (excluding Boston)	3,477	2.1%	1,120	94.1%	(1.1%)	2.7%	(4.4%)	(0.7%)	(0.3%)
17	Jacksonville	3,711	2.0%	886	93.4%	(3.7%)	(2.0%)	(4.9%)	(3.4%)	(0.3%)
18	Portland, OR	3,113	1.9%	989	94.0%	(0.4%)	1.4%	(1.6%)	0.7%	(1.0%)
19	Tampa	2,598	1.4%	941	94.1%	(3.0%)	(1.0%)	(4.6%)	(3.2%)	0.1%
20	Raleigh/Durham	2,132	1.0%	793	94.0%	(1.8%)	(0.6%)	(2.7%)	(0.3%)	(1.4%)

	Top 20 Markets	114,400	99.1%	1,358	93.7%	(2.3%)	0.5%	(3.9%)	(1.4%)	(0.8%)
	All Other Markets	1,432	0.9%	952	94.5%	(2.6%)	0.3%	(4.4%)	(2.5%)	(0.1%)

	Total	115,832	100.0%	$ 1,353	93.7%	(2.3%)	0.5%	(3.9%)	(1.5%)	(0.8%)
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Third Quarter 2009 vs. Third Quarter 2008
Same Store Operating Expenses
$ in thousands - 119,121 Same Store Units

					% of Actual
					Q3 2009
	Actual	Actual	$	%	Operating
	Q3 2009	Q3 2008	Change	Change	Expenses

Real estate taxes	$ 45,824	$ 45,061	$ 763	1.7%	26.9%
On-site payroll (1)	40,847	41,766	(919)	(2.2%)	23.9%
Utilities (2)	26,165	25,707	458	1.8%	15.3%
Repairs and maintenance (3)	26,078	26,963	(885)	(3.3%)	15.3%
Property management costs (4)	16,758	17,673	(915)	(5.2%)	9.8%
Insurance	5,716	5,468	248	4.5%	3.4%
Leasing and advertising	4,637	4,032	605	15.0%	2.7%
Other operating expenses (5)	4,591	4,890	(299)	(6.1%)	2.7%

Same store operating expenses	$ 170,616	$ 171,560	$ (944)	(0.6%)	100.0%

September YTD 2009 vs. September YTD 2008
Same Store Operating Expenses
$ in thousands - 115,832 Same Store Units

					% of Actual
					YTD 2009
	Actual	Actual	$	%	Operating
	YTD 2009	YTD 2008	Change	Change	Expenses

Real estate taxes	$ 133,538	$ 129,924	$ 3,614	2.8%	26.9%
On-site payroll (1)	119,963	119,781	182	0.2%	24.2%
Utilities (2)	77,544	76,989	555	0.7%	15.6%
Repairs and maintenance (3)	73,134	73,387	(253)	(0.3%)	14.7%
Property management costs (4)	49,176	50,989	(1,813)	(3.6%)	9.9%
Insurance	16,514	15,907	607	3.8%	3.3%
Leasing and advertising	11,730	11,654	76	0.7%	2.4%
Other operating expenses (5)	14,900	15,327	(427)	(2.8%)	3.0%

Same store operating expenses	$ 496,499	$ 493,958	$ 2,541	0.5%	100.0%
(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Includes expenses recovered under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of September 30, 2009
(Amounts in thousands)
								Weighted
							Weighted	Average
							Average	Maturities
					Amounts (1)	% of Total	Rates (1)	(years)

Secured					$ 4,885,560	49.7%	4.90%	8.9
Unsecured					4,949,560	50.3%	5.32%	4.9

	Total				$ 9,835,120	100.0%	5.11%	6.9

Fixed Rate Debt:
	Secured - Conventional				$ 4,065,470	41.3%	5.92%	7.3
	Unsecured - Public/Private				4,311,989	43.9%	5.89%	5.3

	Fixed Rate Debt				8,377,459	85.2%	5.90%	6.3

Floating Rate Debt:
	Secured - Conventional				192,462	2.0%	2.11%	5.5
	Secured - Tax Exempt				627,628	6.4%	0.68%	20.8
	Unsecured - Public/Private				601,971	6.1%	1.27%	1.4
	Unsecured - Tax Exempt				35,600	0.3%	0.40%	19.2
	Unsecured - Revolving Credit Facility				-	-	-	2.4

	Floating Rate Debt				1,457,661	14.8%	1.24%	10.4

Total					$ 9,835,120	100.0%	5.11%	6.9

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the nine
	months ended September 30, 2009.

	Note: The Company capitalized interest of approximately $28.7 million and $45.1 million
	during the nine months ended September 30, 2009 and 2008, respectively. The Company
	capitalized interest of approximately $7.7 million and $15.6 million during the
	quarters ended September 30, 2009 and 2008, respectively.

Debt Maturity Schedule as of September 30, 2009
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2009	$ 3,315		$ 86,818		$ 90,133	0.9%	7.53%	2.34%
2010	225,798		500,000	(2)	725,798	7.4%	7.51%	2.92%
2011	1,261,103	(3)	92,819		1,353,922	13.8%	5.58%	5.30%
2012	982,427		3,492		985,919	10.0%	5.77%	5.77%
2013	466,338		101,971		568,309	5.8%	6.64%	5.51%
2014	517,438		-		517,438	5.2%	5.28%	5.28%
2015	355,629		-		355,629	3.6%	6.41%	6.41%
2016	1,089,233		-		1,089,233	11.1%	5.32%	5.32%
2017	1,346,550		456		1,347,006	13.7%	5.87%	5.87%
2018	336,083		44,677		380,760	3.9%	5.95%	5.60%
2019+	1,793,545		627,428		2,420,973	24.6%	5.86%	5.06%

Total	$ 8,377,459		$ 1,457,661		$ 9,835,120	100.0%	5.82%	5.22%
(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2009.

(2)	Represents the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3)	Includes $531.1 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

Equity Residential
Unsecured Debt Summary as of September 30, 2009
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.950%	03/02/11	(1)	$ 114,806	$ 1,457	$ 116,263
	6.625%	03/15/12		400,000	(722)	399,278
	5.500%	10/01/12		350,000	(1,035)	348,965
	5.200%	04/01/13	(2)	400,000	(414)	399,586
	5.250%	09/15/14		500,000	(305)	499,695
	6.584%	04/13/15		300,000	(617)	299,383
	5.125%	03/15/16		500,000	(345)	499,655
	5.375%	08/01/16		400,000	(1,268)	398,732
	5.750%	06/15/17		650,000	(3,942)	646,058
	7.125%	10/15/17		150,000	(522)	149,478
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(3)	531,092	(16,196)	514,896
Fair Value Derivative Adjustments			(2)	(100,000)	-	(100,000)

				4,335,898	(23,909)	4,311,989

Floating Rate Tax Exempt Notes:
	7-Day SIFMA	12/15/28	(4)	35,600	-	35,600

Floating Rate Notes:
		04/01/13	(2)	100,000	-	100,000
Fair Value Derivative Adjustments			(2)	1,971	-	1,971
Term Loan Facility	LIBOR+0.50%	10/05/10	(4)(5)	500,000	-	500,000
				601,971	-	601,971

Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(6)	-	-	-

Total Unsecured Debt				$ 4,973,469	$ (23,909)	$ 4,949,560
Note: SIFMA stands for the Securities Industry and Financial Markets Association and is the tax-exempt index equivalent of LIBOR.

(1)	On January 27, 2009, the Company repurchased $185.2 million of these notes at par pursuant to a cash tender offer announced on January 16, 2009.

(2)	$100.0 million in fair value interest rate swaps converts a portion of the 5.200% notes due April 1, 2013 to a floating interest rate.

(3)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021. During the nine months ended September 30, 2009, the Company repurchased $17.5 million of these notes at a discount to par of approximately 11.6% and recognized a gain on early debt extinguishment of $2.0 million. Effective January 1, 2009, companies are required to expense the implied option value inherent in convertible debt. In conjunction with this requirement, the Company recorded an adjustment of $17.3 million to the beginning balance of the discount on its convertible notes.

(4)	Notes are private. All other unsecured debt is public.

(5)	Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(6)	As of September 30, 2009, there was no amount outstanding and approximately $1.36 billion available on the Company's unsecured revolving credit facility.

Equity Residential
Selected Unsecured Public Debt Covenants

	September 30,	June 30,
	2009	2009

Total Debt to Adjusted Total Assets (not to exceed 60%)	50.3%	50.8%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	25.0%	25.6%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.26	2.30

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	241.3%	238.2%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP")
outstanding unsecured public debt. Equity Residential is the general partner of
ERPOP.

Equity Residential

Capital Structure as of September 30, 2009
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$ 4,885,560	49.7%
	Unsecured Debt				4,949,560	50.3%

Total Debt					9,835,120	100.0%	51.9%

	Common Shares (includes Restricted Shares)		276,147,420	95.0%
	Units		14,432,942	5.0%

Total Shares and Units			290,580,362	100.0%
Common Share Equivalents (see below)			398,038

Total outstanding at quarter-end			290,978,400
Common Share Price at September 30, 2009			$ 30.70
					8,933,037	97.8%
Perpetual Preferred Equity (see below)					200,000	2.2%

Total Equity					9,133,037	100.0%	48.1%

Total Market Capitalization					$18,968,157		100.0%

Convertible Preferred Equity as of September 30, 2009
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares	Value	Per Share	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	328,466	$ 8,212	$ 1.75	$ 575		1.1128	365,517
7.00% Series H	6/30/98	22,459	561	1.75	39		1.4480	32,521

Total Convertible Preferred Equity		350,925	$ 8,773		$ 614	7.00%		398,038

Perpetual Preferred Equity as of September 30, 2009
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q309	YTD Q308	Q309	Q308

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	272,965,818	269,581,967	273,658,165	270,345,399
Shares issuable from assumed conversion/vesting of:
- OP Units	16,023,881	17,840,134	15,604,484	17,398,225
- long-term compensation award shares/units	527,805	2,844,883	952,568	3,051,930

Total Common Shares and Units - diluted	289,517,504	290,266,984	290,215,217	290,795,554

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	272,965,818	269,581,967	273,658,165	270,345,399
OP Units - basic	16,023,881	17,840,134	15,604,484	17,398,225

Total Common Shares and OP Units - basic	288,989,699	287,422,101	289,262,649	287,743,624
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	404,004	432,445	400,489	419,822
- long-term compensation award shares/units	527,805	2,844,883	952,568	3,051,930

Total Common Shares and Units - diluted	289,921,508	290,699,429	290,615,706	291,215,376

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	276,147,420
Units	14,432,942

Total Shares and Units	290,580,362

Equity Residential
Partially Owned Entities as of September 30, 2009
(Amounts in thousands except for project and unit amounts)

		Consolidated					Unconsolidated
		Development Projects
		Held for					Institutional
		and/or Under	Completed, Not	Completed			Joint
		Development	Stabilized (4)	and Stabilized	Other	Total	Ventures (5)

Total projects	(1)	-	3	2	21	26	37

Total units	(1)	-	898	432	3,796	5,126	8,788

Operating information for the nine months
ended 9/30/09 (at 100%):
Operating revenue		$ 1,204	$ 5,345	$ 5,325	$ 42,663	$ 54,537	$ 70,762
Operating expenses		1,877	3,561	2,328	14,924	22,690	32,278

Net operating (loss) income		(673)	1,784	2,997	27,739	31,847	38,484
Depreciation		278	2,918	2,674	11,305	17,175	14,947
General and administrative/other		51	426	5	19	501	302

Operating (loss) income		(1,002)	(1,560)	318	16,415	14,171	23,235
Interest and other income		25	14	-	88	127	380
Other expenses		(314)	-	-	(13)	(327)	-
Interest:
Expense incurred, net		(355)	(3,593)	(1,592)	(15,103)	(20,643)	(33,794)
Amortization of deferred financing costs		(183)	(186)	(39)	(129)	(537)	(696)
Income and other tax (expense) benefit		(53)	-	-	(34)	(87)	(117)

Net (loss) income		$ (1,882)	$ (5,325)	$ (1,313)	$ 1,224	$ (7,296)	$ (10,992)

Debt - Secured (2):
EQR Ownership (3)		$ 340,813	$ 192,516	$ 61,260	$ 219,171	$ 813,760	$ 105,266
Noncontrolling Ownership		-	-	-	82,786	82,786	315,798

Total (at 100%)		$ 340,813	$ 192,516	$ 61,260	$ 301,957	$ 896,546	$ 421,064
(1)	Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2)	All debt is non-recourse to the Company with the exception of $42.2 million in mortgage debt on various development projects. In addition, $66.0 million in mortgage debt on one development project will become recourse to the Company upon completion of that project.

(3)	Represents the Company's current economic ownership interest.

(4)	Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5)	Unconsolidated debt maturities and rates for institutional joint ventures are as follows: $112.6 million, May 1, 2010, 8.33%; $121.0 million, December 1, 2010, 7.54%; $143.8 million, March 1, 2011, 6.95%; and $43.6 million, July 1, 2019, 5.305%. A portion of this mortgage debt is also partially collateralized by $22.0 million in unconsolidated restricted cash set aside from the net proceeds of property sales. The Company acquired its partner's interest in one of the previously unconsolidated properties containing 250 units in the third quarter of 2009 for $18.5 million and as a result, the project is now consolidated and wholly owned.

Equity Residential
Consolidated Development Projects as of September 30, 2009
(Amounts in thousands except for project and unit amounts)

					Total Book
			Total	Total	Value Not						Estimated	Estimated
		No. of	Capital	Book Value	Placed in	Total		Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	$ 269,958	$ 257,775	$ 257,775	$ -		97%	42%	36%	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	24,464	18,557	18,557	-		84%	35%	13%	Q4 2009	Q3 2010
Redmond Way	Redmond, WA	250	84,382	44,669	44,669	-		48%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		830	378,804	321,001	321,001	-

Projects Under Development - Partially Owned:
Red Road Commons	South Miami, FL	404	128,816	124,664	124,664	68,669		97%	64%	64%	Q4 2009	Q3 2011
The Brooklyner (a.k.a. 111 Lawrence Street)	Brooklyn, NY	492	283,968	195,636	195,636	74,291		71%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	112,530	112,530	163,160	(2)	59%	-	-	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		1,376	583,342	432,830	432,830	306,120

Projects Under Development		2,206	962,146	753,831	753,831	306,120	(3)

Land Held for Development		N/A	N/A	239,158	239,158	34,693

Land/Projects Held for and/or Under Development		2,206	962,146	992,989	992,989	340,813

Completed Not Stabilized - Wholly Owned (4):
Mosaic at Metro	Hyattsville, MD	260	60,383	59,692	-	45,507			95%	95%	Completed	Q4 2009
Third Square (a.k.a. 303 Third Street) (5)	Cambridge, MA	482	257,457	255,127	-	-			83%	81%	Completed	Q2 2010
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,151	-	-			47%	45%	Completed	Q3 2010

Projects Completed Not Stabilized - Wholly Owned		1,063	371,015	367,970	-	45,507

Completed Not Stabilized - Partially Owned (4):
1401 South State (a.k.a. City Lofts)	Chicago, IL	278	68,923	68,445	-	52,124			92%	88%	Completed	Q4 2009
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	149,962	148,920	-	112,511			92%	86%	Completed	Q1 2010
Montclair Metro	Montclair, NJ	163	48,730	43,930	-	27,881			18%	4%	Completed	Q2 2010

Projects Completed Not Stabilized - Partially Owned		898	267,615	261,295	-	192,516

Projects Completed Not Stabilized		1,961	638,630	629,265	-	238,023

Completed and Stabilized During the Quarter - Wholly Owned:
Crowntree Lakes	Orlando, FL	352	56,631	56,631	-	-			97%	93%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		352	56,631	56,631	-	-

Projects Completed and Stabilized During the Quarter		352	56,631	56,631	-	-

Total Projects		4,519	$ 1,657,407	$ 1,678,885	$ 992,989	$ 578,836

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Total Capital Cost (1)	Q3 2009 NOI
Projects Under Development								$ 962,146	$ 224
Completed Not Stabilized								638,630	2,656
Completed and Stabilized During the Quarter								56,631	510
Total Development NOI Contribution								$ 1,657,407	$ 3,390
(1)

Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)

Debt is primarily tax-exempt bonds that are entirely outstanding with $59.4 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at September 30, 2009.

(3)

Of the approximately $208.3 million of capital cost remaining to be funded at 9/30/09 for projects under development, $150.5 million will be funded by fully committed third party bank loans and the remaining $57.8 million will be funded by cash on hand.

(4)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5)	Third Square - Both the percentage leased and percentage occupied reflect the full 482 units included in phases I & II. Phase I is 96% leased and 95% occupied. Phase II is 63% leased and 59% occupied.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2009
(Amounts in thousands except for unit and per unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

										Building
	Total		Avg.		Avg.		Avg.	Replacements	Avg.	Improvements	Avg.		Avg.		Grand	Avg.
	Units (1)	Expense (2)	Per Unit	Payroll (3)	Per Unit	Total	Per Unit	(4)	Per Unit	(5)	Per Unit	Total	Per Unit		Total	Per Unit

Same Store Properties (6)	115,832	$ 73,134	$ 631	$ 59,057	$ 510	$ 132,191	$ 1,141	$ 54,529	$ 471	$ 31,987	$ 276	$ 86,516	$ 747	(9)	$ 218,707	$ 1,888

Non-Same Store Properties (7)	9,657	6,253	677	4,107	444	10,360	1,121	1,784	193	2,508	272	4,292	465		14,652	1,586

Other (8)	15	1,433		6,253		7,686		1,481		760		2,241			9,927

Total	125,504	$ 80,820		$ 69,417		$ 150,237		$ 57,794		$ 35,255		$ 93,049			$ 243,286
(1)	Total Units - Excludes 8,788 unconsolidated units and 4,595 military housing (fee managed) units, for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $21.3 million spent on various assets related to unit renovations/rehabs (primarily kitchens and baths) designed to reposition these assets for higher rental levels in their respective markets.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2008, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2008 and 2009, plus any properties in lease-up and not stabilized as of 1/1/08. Per unit amounts are based on a weighted average of 9,239 units.

(8)	Other - Primarily includes expenditures for properties sold during the period, Equity Corporate Housing and condominium conversion properties.

(9)

For 2009, the Company estimates that it will spend approximately $1,050 per unit of capital expenditures for its same store properties inclusive of unit renovation/rehab costs, or $800 per unit excluding unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended		Quarter Ended
	September 30,		September 30,
	2009	2008	2009	2008

REVENUES
Rental income	$ 52,595	$ 120,729	$ 8,502	$ 33,910

Total revenues	52,595	120,729	8,502	33,910

EXPENSES (1)
Property and maintenance	18,707	36,972	3,857	10,796
Real estate taxes and insurance	6,094	14,465	1,045	3,923
Property management	-	(62)	-	-
Depreciation	12,761	30,274	2,175	8,380
General and administrative	29	24	4	7

Total expenses	37,591	81,673	7,081	23,106

Discontinued operating income	15,004	39,056	1,421	10,804

Interest and other income	12	233	2	93
Interest (2):
Expense incurred, net	(308)	(1,493)	2	(479)
Amortization of deferred financing costs	(32)	(3)	-	(1)
Income and other tax (expense) benefit	(86)	1,014	(19)	359

Discontinued operations	14,590	38,807	1,406	10,776
Net gain on sales of discontinued operations	274,933	365,052	129,135	150,255

Discontinued operations, net	$ 289,523	$ 403,859	$ 130,541	$ 161,031
(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
FFO Midpoint Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Midpoint Reconciliations

			FFO Reconciliations
			Guidance Midpoint Q3
			2009 to Actual Q3 2009
			Amounts	Per Share

Guidance midpoint Q3 2009 FFO - Diluted (1) (2)			$ 146,393	$ 0.505
Property NOI			5,617	0.019
Debt extinguishment gains			2,435	0.008
Interest expense			1,458	0.005
Other expenses (write-off of pursuit costs)			(1,672)	(0.006)
Other			205	-

Actual Q3 2009 FFO - Diluted (1) (2)			$ 154,436	$ 0.531

Non-Comparable Items (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2009	2008	Variance	2009	2008	Variance

Impairment	$ (11,124)	$ -	$ (11,124)	$ -	$ -	$ -
Debt extinguishment gains (interest and other income)	4,455	266	4,189	2,435	266	2,169
Gain on sale of investment securities (interest and other income)	4,943	-	4,943	-	-	-
Non-cash convertible debt discount (includes extinguishment write-offs)	(7,165)	(7,554)	389	(2,140)	(2,518)	378
Debt extinguishment costs (interest):
Prepayment penalties	(35)	(41)	6	-	(41)	41
Write-off of unamortized deferred financing costs	(2,328)	(169)	(2,159)	(893)	(163)	(730)
Write-off of unamortized premiums/(discounts)/(OCI)	(758)	(25)	(733)	-	(25)	25
EQR 25% share of unconsolidated defeasance costs
((loss) income from investments in unconsolidated entities)	(1,775)	-	(1,775)	-	-	-
Net gain on sales of land parcels	-	2,976	(2,976)	-	2,976	(2,976)
Net incremental (loss) gain on sales of condominium units	(450)	(2,643)	2,193	(785)	447	(1,232)
Other	(4,655)	(1,644)	(3,011)	(2,813)	(1,179)	(1,634)

Net non-comparable items (3)	$ (18,892)	$ (8,834)	$ (10,058)	$ (4,196)	$ (237)	$ (3,959)

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Earnings Guidance and Assumptions

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2009 Earnings Guidance (per share diluted)

	Q4 2009	2009

Expected FFO (1) (2)	$0.49 to $0.53	$2.18 to $2.22

2009 Same Store Assumptions

Physical occupancy		93.7%
Revenue change		(3.0%)
Expense change		0.5%
NOI change		(5.0%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2009 Transaction Assumptions

Consolidated rental acquisitions		$150.0 million
Consolidated rental dispositions		$900.0 million
Capitalization rate spread		125 basis points

2009 Debt Assumptions

Weighted average debt outstanding		$9.9 billion to $10.0 billion
Weighted average interest rate (reduced for capitalized interest and including prepayment penalties)		4.84%
Interest expense		$479.0 million to $484.0 million
Unrestricted cash at 12/31/09		$580.0 million

Note: Debt guidance assumes no additional debt offerings and no additional debt extinguishments, but does include approximately $9.3 million of interest expense for the requirement to expense the implied option value inherent in convertible debt. This change does not affect the Company's continued compliance with its financial or debt covenants.

2009 Other Guidance Assumptions

General and administrative expense		$40.0 million
Interest and other income		$16.5 million
Income and other tax expense		$3.5 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Equity ATM share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		290.0 million

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Additional Reconciliations
(Amounts in thousands except per share data)
(All per share data is diluted)

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 24 and 25

			Expected	Expected
	Expected Q3 2009		Q4 2009	2009
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 141,864	$ 0.490	$0.24 to $0.28	$1.37 to $1.41
Add: Expected depreciation expense	148,341	0.512	0.51	2.05
Less: Expected net gain on sales (4)	(143,812)	(0.497)	(0.26)	(1.24)

Expected FFO - Diluted (1) (2)	$ 146,393	$ 0.505	$0.49 to $0.53	$2.18 to $2.22
Definitions and Footnotes for Pages 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)

Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States.  Expected earnings is calculated on a basis consistent with actual earnings.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2009 and Third Quarter 2009 Same Store Properties:

	Nine Months Ended September 30,		Quarter Ended September 30,
	2009	2008	2009	2008

Operating income	$ 400,768	$ 433,409	$ 133,096	$ 148,175
Adjustments:
Non-same store operating results	(55,423)	(27,128)	(10,459)	(6,394)
Fee and asset management revenue	(7,928)	(7,397)	(2,653)	(2,387)
Fee and asset management expense	5,916	6,154	1,931	1,983
Depreciation	438,726	417,662	147,477	145,382
General and administrative	30,476	34,040	9,881	9,849
Impairment	11,124	-	-	-

Same store NOI	$ 823,659	$ 856,740	$ 279,273	$ 296,608

CONTACT:
Equity Residential
Marty McKenna, 312/928-1901